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                                                                    EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

       As independent petroleum consultants, we hereby consent to the inclusion of our report dated September 1, 1999, on the estimates of the net proved natural gas reserves of Pennaco Energy, Inc. and their present values, as of September 1, 1999, in this registration statement and the prospectus incorporated therein, and all references to our firm therein.



                                        /s/ RYDER SCOTT COMPANY, L.P.
                                        -----------------------------
                                        RYDER SCOTT COMPANY, L.P.


Denver, Colorado
September 24, 1999